UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

"PIK" Interest Election

Freescale Semiconductor, Inc. (the "Company"), an indirect subsidiary of Freescale Semiconductor Holdings I, Ltd., may, at its option, elect for any interest payment period prior to December 15, 2011, to use the payment-in-kind ("PIK") feature of its outstanding 9 1/8%/9 7/8% Senior PIK-Election Notes due 2014 (the "PIK Notes") in lieu of making cash interest payments. The Company has elected to pay PIK Interest for the interest period ending on June 15, 2010 as a prudent method to enhance liquidity.

In connection with this election, on December 15, 2009, the Company delivered notice to The Bank of New York Mellon (formerly The Bank of New York), in its capacity as trustee under the Indenture governing the PIK-Election Notes, that, with respect to the interest that will be due on such notes on the June 15, 2010 interest payment date, the Company will make such interest payment by paying in kind at the PIK interest rate of 9 7/8% instead of paying interest in cash.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

December 15, 2009	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary